Exhibit 10.1

CREDIT AGREEMENT

Dated as of June 27, 2013

among

CAL DIVE INTERNATIONAL, INC.,
CAL DIVE OFFSHORE CONTRACTORS, INC.,
AFFILIATED MARINE CONTRACTORS, INC.,
FLEET PIPELINE SERVICES, INC., GULF OFFSHORE CONSTRUCTION, INC.,
AND CDI RENEWABLES, LLC,

as Borrowers,

and

ABC FUNDING, LLC,

as Administrative Agent

i

SCHEDULES
2.01               Commitments and Applicable Percentages
4.01               Liens
5.11               Taxes
5.13               Subsidiaries and Other Equity Investments
9.02               Administrative Agent's Office; Certain Addresses for Notices
EXHIBITS
Form of
A                   Loan Notice
B-1                2014 Note
B-2                2015 Note
C                   Assignment and Assumption
v

CREDIT AGREEMENT
This CREDIT AGREEMENT ("Agreement") is entered into as of June 27, 2013, among CAL DIVE INTERNATIONAL, INC., a Delaware corporation ("CDII"), CAL DIVE OFFSHORE CONTRACTORS, INC. ("CDOCI"), a Delaware corporation, AFFILIATED MARINE CONTRACTORS, INC. ("AMCI"), a Delaware corporation, FLEET PIPELINE SERVICES, INC. ("FPSI"), a Delaware corporation, GULF OFFSHORE CONSTRUCTION, INC. ("GOCI"), a Delaware corporation and CDI RENEWABLES, LLC, a Delaware limited liability company ("CRL" and together with CDII, CDOCI, AMCI, FPSI and GOCI, collectively the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and ABC FUNDING, LLC, a Delaware limited liability company, as Administrative Agent.
The Borrower has requested that the Lenders provide a term loan facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01  Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

"2014 Loan" means any Term Loan made by any Lender to the Borrower under Section 2.01(a).
"2014 Loan Commitment" means, as to each Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "2014 Loan Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  As of the Closing Date, the aggregate amount of the 2014 Loan Commitment is $10,000,000.
"2014 Loan Maturity Date" means January 2, 2014.
"2014 Note" means a promissory note made by the Borrower in favor of a Lender evidencing 2014 Loans made or held by such Lender, substantially in the form of Exhibit B-1.
"2015 Loan" means any Term Loan made by any Lender to the Borrower under Section 2.01(b).
"2015 Loan Commitment" means, as to each Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(b) in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "2015 Loan Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  As of the Closing Date, the aggregate amount of the 2015 Loan Commitment is $10,000,000.

"2015 Loan Maturity Date" means June 26, 2015.
"2015 Note" means a promissory note made by the Borrower in favor of a Lender evidencing 2015 Loans made or held by such Lender, substantially in the form of Exhibit B-2.
"Administrative Agent" means ABC Funding, LLC, a Delaware limited liability company, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
"Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 9.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
"Administrative Borrower" has the meaning specified in Section 9.19.
"Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.
"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
"Aggregate Commitments" means the Commitments of all the Lenders.
"Agreement" means this Credit Agreement.
"All-In Yield" means, as to the Senior Obligations, the yield thereon, whether in the form of interest rate, margin, original issue discount ("OID"), up-front fees or an Eurodollar Rate or Base Rate floor greater than the existing floor on the Closing Date; provided that OID and up-front fees (which shall be deemed to constitute like amounts of OID) shall be equated to interest rate adjustments, assuming a 4 year life to maturity; and provided, further, that "All-In Yield" shall not include any one-time amendment fees paid to the Senior Lenders in connection with amendments to the Senior Loan Documents.
"Applicable Percentage" means in respect of the Term Facility, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Lender's Commitment at such time and (ii) thereafter, the principal amount of such Lender's Term Loans at such time.  The initial Applicable Percentage of each Lender in respect of the Term Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Asset Disposition" means "Asset Disposition", as defined in the Senior Credit Agreement.
"Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
"Attributable Indebtedness" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
"Base Rate" means "Base Rate", as defined in the Senior Credit Agreement.
"Borrower" has the meaning specified in the introductory paragraph hereto.
"Borrower Materials" has the meaning specified in Section 6.02.
"Borrowing" means a borrowing consisting of simultaneous Term Loans to the Borrower pursuant to Section 2.01(a) or Section 2.01(b).
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Change of Control" means an event or series of events by which:
(a)            any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time)(such right, an "option right")), directly or indirectly, of 30% or more of the equity securities of CDII entitled to vote for members of the board of directors or equivalent governing body of CDII on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)            during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of CDII cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).
"Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 9.01.
"Code" means the Internal Revenue Code of 1986.
"Collateral" has the meaning specified in the Security Documents.
"Commitment" means, as to each Lender, the sum of the 2014 Loan Commitment and 2015 Loan Commitment of such Lender.  As of the Closing Date, the aggregate amount of the Commitments is $20,000,000.
"Compliance Certificate" means a certificate substantially in the form of Exhibit D to the Senior Credit Agreement.
"Consolidated Leverage Ratio" means the "Consolidated Leverage Ratio", as defined in the Senior Credit Agreement as in effect on the Closing Date (including all definitions used therein).
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  "Controlling" and "Controlled" have meanings correlative thereto.
"Credit Extension" means a Borrowing.
"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
"Default Rate" means 15.50% per annum.
"Defaulting Lender" means, subject to Section 2.12(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder,  including in respect of its Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
"Disposition" or "Dispose" means the sale, transfer, license, lease (as a lessor), farm-out or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
"Dollar" and "$" mean lawful money of the United States.
"Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.
"Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 9.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 9.06(b)(iii)).

"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.
"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests other than a net profits based bonus program in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however, that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not be Equity Interests prior to conversion or exchange thereof).
"ERISA" means the Employee Retirement Income Security Act of 1974.
"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon  the Borrower or any ERISA Affiliate.

"Eurodollar Rate" means "Eurodollar Rate", as defined in the Senior Credit Agreement.
"Event of Default" has the meaning specified in Section 7.01.
"Excluded Asset Disposition" means "Excluded Asset Disposition", as defined in the Senior Credit Agreement.
"Excluded Foreign Subsidiary" means any Foreign Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code.
"Excluded Property" has the meaning specified in the Security Agreement.
"Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 9.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).
"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.
"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

"Fee Letter" means the letter agreement, dated as of the Closing Date, among the Administrative Borrower and the Administrative Agent.
"Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.
"FRB" means the Board of Governors of the Federal Reserve System of the United States.
"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
"Granting Lender" has the meaning specified in Section 9.06(h).
"Guarantee" means, as to any Person (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term "Guarantee" as a verb has a corresponding meaning.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
"Immaterial Foreign Subsidiary" means any Foreign Subsidiary that (a) had assets having an aggregate book value, as of the end of the fiscal year most recently ended, not exceeding 5% of the consolidated total assets of the Borrower and its Subsidiaries and (b) had Consolidated EBITDA not exceeding 5% of the Consolidated EBITDA of the Borrower for such fiscal year.  A Foreign Subsidiary shall automatically cease to be an Immaterial Foreign Subsidiary if at the end of any fiscal year such Subsidiary would not meet the requirements set forth in the foregoing clauses (a) and (b).
"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)            all direct or contingent obligations of such Person owing under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;
(c)            net obligations of such Person under any Swap Contract;
(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than current trade accounts payable in the ordinary course of business);
(e)            obligations (excluding prepaid interest thereon) of others of the type referred to in clauses (a) through (d) and (f) through (h) of this definition secured by a Lien on property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by, or is limited in recourse to, the Person granting such Lien;
(f)            capital leases of such Person;

(g)            all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)            all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.  The amount of any net obligation under any Swap Contract of any Person on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.  The amount of any Indebtedness under clause (e) above shall be the lesser of (i) such outstanding principal amount and (ii) the then fair market value of such property.
"Indemnified Taxes" means Taxes other than Excluded Taxes.
"Indemnitees" has the meaning specified in Section 9.04(b).
"Information" has the meaning specified in Section 9.07.
"Initial Financial Statements" means the consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
"Interest Payment Date" means the first Business Day of each January, April, July and October and the 2014 Loan Maturity Date or the 2015 Loan Maturity Date, as applicable.
"Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Borrower's internal controls over financial reporting, in each case as described in the Securities Laws.
"IP Rights" has the meaning specified in Section 5.18.
"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority (other than any such agreements that are entered into in respect of a commercial transaction).
"Lender" has the meaning specified in the introductory paragraph hereto.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, production payment, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
"Lien Trigger Date" means the earlier of (i) the failure of the Borrowers to maintain Liquidity of an amount equal to or greater than $15,000,000, measured as of the last day of each fiscal quarter of the Borrower beginning with the fiscal quarter ending June 30, 2014, (ii) the occurrence of a Default or (iii) the payment in full (other than contingent indemnification Obligations) of the Senior Obligations (other than in connection with the refinancing or replacement, in accordance with the terms hereof, of the Senior Credit Agreement).
"Liquidity" means, as of any date, the sum of (a) the "Revolving Credit Facility" (as defined in the Senior Credit Agreement) minus the "Total Revolving Credit Outstandings" (as defined in the Senior Credit Agreement), and (b) readily and immediately available unrestricted cash held in deposit accounts of any Loan Party (other than any account holding "Cash Collateral" (as defined in the Senior Credit Agreement)), which is free and clear of all Liens (other than (i) Liens in favor of the Administrative Agent securing the Obligations and (ii) Liens securing the Senior Obligations).
"Loan" means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan.
"Loan Documents" means this Agreement, each Note, the Fee Letter, and the Security Documents.
"Loan Notice" means a notice of a Borrowing, which, if in writing, shall be substantially in the form of Exhibit A.
"Loan Parties" means, collectively, the Borrowers.
"Maintenance Capital Expenditures" means "Maintenance Capital Expenditures", as defined in the Senior Credit Agreement.
"Make-Whole Amount" means with respect to the prepayment of any Note, an amount equal to the amount of interest that would have been paid on such Note pursuant to Section 2.06 through the later of January 2, 2015 or the date of such prepayment plus an amount equal to 101% of the outstanding principal amount of such Note prepaid.
"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or the ability of any Loan Party to perform any payment obligations under and pursuant to the terms of, or to perform any of its other material obligations under and pursuant to the terms of, any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

"Material Contract" means any contract or other arrangement to which the Borrower or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
"Multiemployer Plan" means a Plan covered by Title IV of ERISA which is a multiemployer plan as defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or with respect to which the Borrower or any ERISA Affiliates may have any liability, contingent or otherwise.
"Multiple Employer Plan" means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
"Net Cash Proceeds" means "Net Cash Proceeds", as defined in the Senior Credit Agreement.
"Note" means a 2014 Note or a 2015 Note, as the context may require.
"Notes" means, collectively, the 2014 Notes and the 2015 Notes.
"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
"Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

"Organizational Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
"Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
"Outstanding Amount" means with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.
"Participant" has the meaning specified in Section 9.06(d).
"PBGC" means the Pension Benefit Guaranty Corporation.
"PCAOB" means the Public Company Accounting Oversight Board.
"Pemex Contract" means, collectively, (i) that certain contract, dated April 1, 2013, between CDOCI, HOC Offshore, S. DE R.L. DE C.V. and Pemex Exploración Y Producción, (ii) that certain contract, dated May 25, 2013, between CDOCI, HOC Offshore, S. DE R.L. DE C.V. and Pemex Exploración Y Producción, and (iii) that certain contract, dated May 29, 2013, between CDOCI, HOC Offshore, S. DE R.L. DE C.V. and Pemex Exploración Y Producción.
"Pension Act" means the Pension Protection Act of 2006.

"Pension Funding Rules" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
"Pension Plan" means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
"Permitted Liens" means Liens of the type described in Section 7.01 of the Senior Credit Agreement.
"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
"Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim (excluding any claim in respect of business interruption) or any condemnation, appropriation, seizure or similar proceeding or act relating to any asset of the Borrower or any of its Subsidiaries.
"Register" has the meaning specified in Section 9.06(c).
"Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.
"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.
"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
"Request for Credit Extension" means with respect to a Borrowing of Term Loans, a Loan Notice.
"Required Lenders" means, as of any date of determination, Lenders holding more than 50% of the Outstanding Amount; provided that the portion of the Outstanding Amount held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

"Responsible Officer" means the chief executive officer, president, chief financial officer, Vice President – Finance or Vice President – Corporate Controller of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other equivalent action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Person thereof).
"Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.
"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
"Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
"Secured Parties" has the meaning specified in the Security Agreement.
"Security Agreement" means the Security Agreement to be entered into pursuant to Section 6.18, among the Borrowers and the Administrative Agent.
"Security Documents" means the Security Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
"Senior Cap" means, at any time, $302,500,000 less in each case (i) the amount of all prepayments and repayments applied to any term loans constituting Senior Obligations whether made before or after the Closing Date and (ii) the amount of all repayments and prepayments of any revolving loans or letters of credit constituting Senior Obligations whether made before or after the Closing Date, in each case as to this clause (ii) to the extent accompanied by a corresponding reduction in the applicable commitment amount, provided that the Senior Cap may be increased by $25,000,000 if the Consolidated Leverage Ratio calculated on a pro forma basis after giving effect to the incurrence of such additional Indebtedness is equal to or less than 3.75:1.00.
"Senior Credit Agreement" means the credit agreement, dated as of April 26, 2011, among CDII, as Borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, as amended, supplemented or otherwise modified from time to time, in accordance with the terms hereof, or as refinanced or replaced, in accordance with the terms hereof, or to the extent terminated and no refinancing or replacement occurs in connection therewith, as in effect immediately prior to such termination.

"Senior Lenders" means the "Lenders", as defined in the Senior Credit Agreement.
"Senior Loan Documents" means the "Loan Documents", as defined in the Senior Credit Agreement, provided that to the extent the Senior Loan Documents have been terminated, as in effect immediately prior to such termination.
"Senior Obligations" means the "Obligations", as defined in the Senior Credit Agreement.
"Senior Security Agreement" means the "Security Agreement", as defined in the Senior Credit Agreement.
"Senior Security Documents" means the "Security Documents", as defined in the Senior Credit Agreement.
"Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the value of the property of such Person, at a fair valuation, is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and are scheduled to mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they are scheduled to mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability subject to limitation provisions in the instrument creating or governing such contingent liabilities.
"SPC" has the meaning specified in Section 9.06(h).
"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or, other than solely as a result of a contract under which such Person or one or more Persons that otherwise would constitute a Subsidiary of such Person provides management, operation or similar services but does not control the policies of such Person (including the appointment of such management), the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Swap Contract" means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
"Swap Termination Value" means, in respect of any one or more Swap Contracts of a Person, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term Facility" means, at any time (a) on or prior to the Closing Date, the aggregate amount of the Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Lenders outstanding at such time.
"Term Loan" means any loan made by any Lender pursuant to this Agreement.
"Threshold Amount" means $15,000,000.
"Transaction" means, collectively and without duplication, (a) the entering into by the Loan Parties of the Loan Documents to which they are intended to be a party, and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
"United States" and "U.S." mean the United States of America.
"Wholly Owned Subsidiary" means as to any Person, any other Person all of the Equity Interests of which (other than, in the case of a Foreign Subsidiary, directors' qualifying shares or shares required by applicable law to be held by a Person other than the Borrower or a Subsidiary) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

Section 1.02  Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall."  The word "or" is not exclusive.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, or if so specified herein, permitted assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)
In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(c)	Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03  Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Initial Financial Statements, except as otherwise specifically prescribed herein.

Section 1.04  Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01  Loans.

(a)
The 2014 Loan Borrowing.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make a 2014 Loan to the Borrower on the Closing Date in an aggregate amount not to exceed such Lender's 2014 Loan Commitment.  The Borrowings shall consist of Term Loans made simultaneously by the Lenders in accordance with their respective 2014 Loan Commitments.  Amounts borrowed under this Section 2.01(a) and repaid may not be reborrowed.

(b)
The 2015 Loan Borrowing.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make a 2015 Loan to the Borrower on the Closing Date in an aggregate amount not to exceed such Lender's 2015 Loan Commitment.  The Borrowings shall consist of Term Loans made simultaneously by the Lenders in accordance with their respective 2015 Loan Commitments.  Amounts borrowed under this Section 2.01(b) and repaid may not be reborrowed.

Section 2.02  Borrowings, Conversions and Continuations of Loans.

(a)
Each Borrowing shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. on the Business Day prior to the requested date of any Borrowing or such later time as agreed by the Administrative Agent.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Borrowing (which shall be a Business Day), and (ii) the principal amount of Loans to be borrowed.

(b)
Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Loans.  In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.01 and Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

Section 2.03  Optional Prepayments.  The Borrower may not voluntarily prepay any Loans under the Term Facility in whole or in part.

Section 2.04  Mandatory Prepayments.

(a)
(i)  After (A) the payment in full (other than contingent indemnification Obligations) of the Senior Obligations and (B) the termination of the Senior Credit Agreement (other than in connection with the refinancing or replacement of the Senior Credit Agreement, in accordance with the terms hereof), if the Borrower or any of its Subsidiaries receives Net Cash Proceeds in excess of $2,500,000 from any Asset Disposition or any Recovery Event (or series of related Asset Dispositions or Recovery Events), then (i) on the next Business Day following the date of receipt by the Borrower or the applicable Subsidiary of such Net Cash Proceeds and (ii) the Borrower shall prepay (or cause to be prepaid) the Loans by an amount equal to the amount of Net Cash Proceeds so received, as set forth in Section 2.04(d); provided, however that at the election of the Borrower, and so long as no Default shall have occurred and be continuing, the Borrower, the applicable Subsidiary or any Loan Party (or any combination of the foregoing) may reinvest all or any portion of such Net Cash Proceeds if such reinvestment complies with the following requirements:  (w) the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer to the effect that the Borrower and/or any such permitted Subsidiary intends to reinvest all or any portion of such Net Cash Proceeds in accordance with this Section 2.04(a), (x) the Borrower, the applicable Subsidiary or any Loan Party (or any combination of the foregoing) shall reinvest such Net Cash Proceeds to acquire operating assets (including the construction of any such assets and the Acquisition of all of the Equity Interests in one or more Persons owning or constructing any such assets), to improve, enlarge, develop, re-construct or repair the affected asset, to perform drydocking and machinery overhaul Maintenance Capital Expenditures with respect to operating assets, or any combination of the foregoing in each case, within 365 days after the receipt of the applicable Net Cash Proceeds, (y) the Borrower, the applicable Subsidiary or any Loan Party (or any combination of the foregoing) shall, in the case of any Disposition of, or Recovery Event with respect to, any Collateral, reinvest such proceeds in assets of the type described in clause (x) above (including the construction of, or Maintenance Capital Expenditures with respect to, such assets and the Acquisition of all of the Equity Interests in one or more Persons owning or constructing such assets) which will constitute Collateral and take all actions required by Section 6.13 with respect thereto (provided that any Equity Interests purchased with Net Cash Proceeds of Collateral pursuant to this Section 2.04(a) must be issued by a Person organized under the laws of any political subdivision of the United States), and (z) the Borrower shall prepay (or cause to be prepaid) the Loans, as set forth in Section 2.04(d), with any portion of such Net Cash Proceeds not expended in accordance with this Section 2.04(a) within such period.  Pending the application of any such Net Cash Proceeds, the Borrower may invest such Net Cash Proceeds in Cash Equivalents in which the Administrative Agent, for the benefit of the Secured Parties, has a perfected first priority security interest, subject only to Permitted Liens.

(ii)
After (A) the payment in full (other than contingent indemnification Obligations) of the Senior Obligations and (B) the termination of the Senior Credit Agreement (other than in connection with the refinancing or replacement of the Senior Credit Agreement, in accordance with the terms hereof), with respect to any Disposition of assets (other than any Excluded Asset Disposition) or Recovery Event which will result in Net Cash Proceeds in excess of $10,000,000, the Borrower shall notify the Administrative Agent thereof on or prior to the date of the applicable Disposition or promptly following the date that the Borrower has actual knowledge that a Recovery Event has occurred.

(b)
After (A) the payment in full (other than contingent indemnification Obligations) of the Senior Obligations and (B) the termination of the Senior Credit Agreement (other than in connection with the refinancing or replacement of the Senior Credit Agreement, in accordance with the terms hereof), if any Indebtedness shall be issued or incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness permitted to be incurred in accordance with Section 7.03(a) – (f), (h) – (n) and (p) of the Senior Credit Agreement and Indebtedness incurred pursuant to Section 7.03(g) of the Senior Credit Agreement to the extent provided below), then, on the next Business Day following receipt by the Borrower or the applicable Subsidiary of the Net Cash Proceeds from such issuance or incurrence, the Borrower shall prepay (or cause to be prepaid) the Loans by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.04(d).  If any Indebtedness shall be issued or incurred by the Borrower or any of its Subsidiaries in accordance with Section 7.03(g) of the Senior Credit Agreement, then, on the next Business Day following receipt by the Borrower or the applicable Subsidiary of the Net Cash Proceeds from such issuance or incurrence, the Borrower shall prepay (or cause to be prepaid) the Loans by an amount equal to 75% of the amount of such Net Cash Proceeds, as set forth in Section 2.04(d).

(c)
If an Event of Default occurs under Section 7.01(m), the Borrower shall prepay the Loans in full plus the Make-Whole Amount on such date or contemporaneously with the occurrence of such Event of Default.

(d)
Each prepayment of Loans pursuant to the foregoing provisions of Section 2.04 shall be applied, subject to Section 2.12, to the prepayment of the 2014 Loans and the 2015 Loans on a pro rata basis and to each of the Lenders holding such Loans on a pro rata basis.  Any prepayment of a Loan pursuant to this Section 2.04(d) shall be accompanied by all accrued interest thereon plus 1.0% of the principal amount of the Loans prepaid. Any payment in respect of a mandatory prepayment pursuant to Section 2.04 may be declined in whole or in part by any Lender without prejudice to such Lender's rights hereunder to accept or decline any future payments in respect of mandatory prepayment.  If a Lender chooses to accept payment in respect of a mandatory prepayment, in whole or in part, such Lender shall provide written notice thereof to the Agent and each other Lender and the Borrowers not less than five (5) Business Days after the date of offer of such redemption (the "Notice Period") and the other Lenders that accept such mandatory prepayment shall share such proceeds on a pro rata basis (and if declined by all Lenders, such declined proceeds shall be retained by the Borrower).  Borrower shall thereafter make any required mandatory prepayment to Lenders that has so accepted within two Business Days of the expiration of the Notice Period.

Section 2.05  Repayment of Loans.  The Borrower shall repay to the Lenders the aggregate outstanding principal amount of the Term Loans made to the Borrower as follows: (i) on the 2014 Loan Maturity Date, the Borrower shall repay the aggregate principal amount of the 2014 Loans plus all accrued interest, without any premium or penalty and (ii) on the 2015 Loan Maturity Date, the Borrower shall repay the aggregate principal amount of the 2015 Loans plus all accrued interest, without any premium or penalty.

Section 2.06  Interest.

(a)	Subject to the provisions of subsection (b) below, the Term Loans shall bear interest on the principal amount thereof from time to time outstanding at a rate per annum equal to 13.50%.
(b)
(i)            While any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)	Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)
Interest on each Loan shall be due and payable by the Borrower in immediately available funds in arrears on each Interest Payment Date applicable thereto (with the first such payment on October 1, 2013) and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.07  Fees.

(a)
The Borrower shall pay to the Lenders for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)
The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.08  Computation of Interest and Fees.  All computations of fees and interest for Term Loans shall be made on the basis of a year of 360 days, and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09  Evidence of Debt.  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Section 2.10  Payments Generally; Administrative Agent's Clawback.

(a)
General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office.  All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)
(i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)
Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)
Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)
Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 9.04(c).

(e)
Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.11   Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of the Term Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Term Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Term Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of the Term Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Term Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of the Term Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Term Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that the provisions of this Section shall not be construed to apply to (y) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 2.12  Defaulting Lenders.  (a) Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)	Waivers and Amendments. That Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.
(ii)
Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans under the Term Facility in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders under the Term Facility on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)
Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
Section 3.01  Taxes.

(a)
Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)
Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)
Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)
Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)
Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)	duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)	duly completed copies of Internal Revenue Service Form W-8ECI,
(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)
any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)
Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or such Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.02  Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)
subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)	impose on any Lender any other condition, cost or expense affecting this Agreement or Term Loans made by such Lender;
and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)
Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c)
Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay (or cause to be paid) to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.  Upon request by the Borrower, a Lender shall also provide a certificate that such Lender is generally requesting such compensation from other borrowers which such Lender deems similarly-situated to the Borrower.

(d)
Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.03  Mitigation Obligations; Replacement of Lenders.

(a)
Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.02, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.02, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)
Replacement of Lenders.  If any Lender requests compensation under Section 3.02 and does not subsequently designate a different Lending Office or assign its rights and obligations hereunder to another of its offices, branches or affiliates as provided above, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 9.13.

Section 3.04  Survival.  All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01  Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)
The Administrative Agent's receipt of the following, each of which shall be originals or either copies transmitted by electronic transmission or telecopies (followed, in each case, promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)	executed counterparts of this Agreement;

(ii)	a Note executed by the Borrower in favor of each Lender requesting a Note;
(iii)
completed lien searches, listing all effective financing statements filed in the jurisdictions that the Administrative Agent may deem necessary or reasonably desirable in order to perfect the liens and security interests created under the Security Documents covering the Collateral described in the Security Documents that name any Loan Party or any Subsidiary of any Loan Party as debtor, together with copies of such other financing statements, which liens shall be listed on Schedule 4.01;

(iv)
an incumbency certificate executed by the Responsible Officer(s) of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with each Loan Document to which such Loan Party is a party;

(v)
copies, certified by the Secretary or Assistant Secretary (or other appropriate Responsible Officer) of the applicable Loan Party, of all resolutions and other appropriate authorizing actions taken or to be taken by or on behalf of each Loan Party authorizing and approving the execution, delivery and performance of all Loan Documents to which such Loan Party is a party, which resolutions or authorizing actions have not been revoked, modified, amended or rescinded and are in full force and effect as of the Closing Date;

(vi)
such Organizational Documents, certified by the Secretary or Assistant Secretary (or other appropriate Responsible Officer) of the applicable Loan Party, and/or certificates of good standing or similar certificates or instruments as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower is validly existing, in good standing and (if applicable) qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii)
a favorable legal opinion of (A) Jones Walker LLP, counsel to the Loan Parties, and (B) General Counsel of CDII, each addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties (or any of them) and the Loan Documents as the Administrative Agent may reasonably request;

(viii)
a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all material consents, licenses and approvals required to be obtained by any Loan Party in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(ix)	a copy of the Pemex Contract, together with a certificate of a Responsible Officer of each Loan Party certifying such document as being a true, correct, and complete copy thereof;
(x)	a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.02(a) and (b) have been satisfied.
(b)	There shall not have occurred since December 31, 2012 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect;
(c)
The Administrative Agent shall have received certification as to the financial condition and Solvency of the Borrower and its Subsidiaries from the chief financial officer of the Borrower after giving effect to the consummation of the Transaction and the incurrence of indebtedness related thereto;

(d)
There shall be no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

(e)	The Administrative Agent shall be satisfied that all Loans made by the Lenders to the Borrower shall be in full compliance with the Federal Reserve's margin regulations;
(f)
The Administrative Agent shall have received (a) the Borrower's unqualified audited consolidated financial statements for the year ending 2012, (b) forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each of the Borrower's fiscal quarters ending June 30, 2013, September 30, 2013 and December 31, 2013, in each case, prepared by management of the Borrower and in form and substance substantially similar to those delivered to the Senior Lenders and (c) budgets and forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each of the Borrower's fiscal years 2014 through and including 2015, in each case, prepared by management of the Borrower and in form and substance substantially similar to those delivered to the Senior Lenders;

(g)
The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require and timely request;

(h)	Any fees required to be paid on or before the Closing Date shall have been paid unless the receipt thereof on or before the Closing Date is or has been waived by the recipient thereof; and

(i)
The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced in a reasonably detailed statement and received by the Borrower prior to or at a reasonable time on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

Without limiting the generality of the provisions of Section 8.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 4.02  Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a)
The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer, after the Closing Date, to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)	No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)	The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
Section 5.01  Existence, Qualification and Power.  Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or equivalent power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, if applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of its properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02  Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or equivalent action, and do not and will not (a) violate the terms of any of such Person's Organizational Documents; (b) conflict with or result in any breach of or default (however denominated) under, or the creation of any Lien under, or require any payment to be made under any security issued by, or any loan agreement, indenture or other material agreement to which such Person is a party or which is binding on its properties; (c) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (d) violate any Law applicable to it.

Section 5.03  Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made by any Loan Party in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party after the Lien Trigger Date of the Liens granted by it pursuant to the Security Documents to which it is a party or (c) following delivery of the Security Documents pursuant to Section 6.13 after the Lien Trigger Date, the perfection or maintenance of the Liens created under the Security Documents to which it is a party except for (i) such authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, and (ii) filings or other requisite actions necessary to perfect or establish the priority of Liens created under the Security Documents, to the extent not required by such Security Documents.

Section 5.04  Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party hereto or thereto, as the case may be, enforceable against such Loan Party in accordance with its terms, except as such enforcement may be limited by Debtor Relief Laws and similar Laws affecting creditors' rights generally or providing relief for debtors and subject to general principles of equity.

Section 5.05  Financial Statements; No Material Adverse Effect; No Internal Control Event.

(a)
The Initial Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including any such liabilities for taxes, material commitments and Indebtedness.

(b)
The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 2013, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)	[Intentionally left blank.]
(d)
Since the date of the most recent financial statements furnished pursuant to Section 6.01(a) (or, until the date of the initial delivery of financial statements pursuant to such Section, since the date of the Initial Financial Statements), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e)
To the best knowledge of the Borrower, no Internal Control Event exists or has occurred since the date of the Initial Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any material financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries on a consolidated basis.

(f)
The consolidated forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing when made and, and represented, at the time of delivery, the Borrower's good faith best estimate of its future financial condition and performance.

Section 5.06  Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely to such Loan Party, could reasonably be expected to have a Material Adverse Effect.

Section 5.07  No Default.  Neither any Loan Party nor any Subsidiary thereof is in default under, or in breach of, any Contractual Obligation to which it is a party or by which it is bound that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08  Ownership of Property; Liens.  The Borrower and its Subsidiaries have good and defensible title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to materially detract from the value thereof to, or the use thereof in, the business of the Borrower and its Subsidiaries.  The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01 of the Senior Credit Agreement.

Section 5.09  Environmental Compliance.

(a)
The Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws, and have no liability under any Environmental Laws, except for such non-compliance or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)
The Borrower and its Subsidiaries hold all Environmental Permits (each of which is in full force and effect) necessary for the operation of its business and for the use of any property owned, leased, or otherwise operated by them, except for such Environmental Permits the failure to hold which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)
(i) There are no pending or, to the knowledge of the Borrower, threatened, claims against the Borrower or any of its Subsidiaries under any Environmental Laws, and, (ii) neither the Borrower nor any of its Subsidiaries has received any written notice of alleged non-compliance with applicable Environmental Laws or Environmental Permits which, in each case, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10  Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, except to the extent that reasonable self insurance meeting the same standards is maintained with respect to such risks.

Section 5.11  Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except as set forth on Schedule 5.11.  There is no proposed tax assessment against the Borrower or any of its Subsidiaries that would, if made, have a Material Adverse Effect.  Except as set forth on Schedule 5.11, neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person that is not a Loan Party or Subsidiary thereof.

Section 5.12  ERISA Compliance.

(a)
Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)
There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that  could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)
(i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)
Neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other Pension Plans not otherwise prohibited by this Agreement.

Section 5.13  Subsidiaries; Equity Interests.  As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens (other than those created under (i) the Senior Security Documents, (ii) after the Lien Trigger Date, the Security Documents, and (iii) any applicable Permitted Liens).  As of the Closing Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.

Section 5.14  Margin Regulations; Investment Company Act.

(a)
The Borrower is neither engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Sections 7.01 or 7.05 of the Senior Credit Agreement or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 7.01(e) of the Senior Credit Agreement will be margin stock.

(b)	None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.
Section 5.15  Disclosure.  The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is a party or by which the Borrower is bound, and all other matters known to the Borrower, that, individually or in the aggregate, could, if breached or violated by, enforced against, or adversely determined in relation to, the Borrower or any of its Subsidiaries, reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.16  Compliance with Laws.  The Borrower and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees binding on it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.17  Taxpayer Identification Number.  As of the Closing Date, the Borrower's true and correct U.S. taxpayer identification number is set forth on Schedule 9.02, and after the Closing Date, as disclosed by the Borrower in writing to the Administrative Agent.

Section 5.18  Intellectual Property; Licenses, Etc.  The Borrower and/or its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person unless such failure to own or possess the right to use such IP Rights would not reasonably be expected to have a Material Adverse Effect.  To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon any rights held by any other Person in a manner that would reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, or any of their use thereof, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.19  Intentionally Left Blank.

Section 5.20  Solvency.  Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

Section 5.21  Off-Balance Sheet Liabilities.  Neither the Borrower nor any of its Subsidiaries has any liability in respect of any Off-Balance Sheet Liabilities.

Section 5.22  Casualty, Etc.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each of its Subsidiaries to:

Section 6.01  Financial Statements.  Deliver to the Administrative Agent:

(a)
as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC (giving effect to any extension permitted by the SEC)), a consolidated balance sheet of CDII and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing selected by CDII and reasonably acceptable to the Administrative Agent (which shall be deemed reasonably acceptable if reasonably acceptable to the Senior Lenders), which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement, and (ii) an opinion of such Registered Public Accounting Firm independently assessing CDII's internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 5, and Section 404 of Sarbanes-Oxley, in each case, so long as the foregoing are in effect and so long as therein required and applicable to the CDII, and expressing a conclusion that contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Administrative Agent do not object, provided that if the Senior Lenders do not object, the Administrative Agent will not object;

(b)
as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of CDII (or, if earlier, 5 days after the date required to be filed with the SEC (giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended June 30, 2013), a consolidated balance sheet of CDII and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of CDII's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of CDII as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of CDII and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)
as soon as available, but in any event within 30 days following the end of each fiscal year of CDII (i) forecasts prepared by management of CDII, in form reasonably satisfactory to the Administrative Agent (which shall be deemed reasonably acceptable if reasonably acceptable to the Senior Lenders), of consolidated balance sheets and statements of income or operations and cash flows of CDII and its respective Subsidiaries for each of the immediately succeeding three years and (ii) the business plan of CDII and its respective Subsidiaries for the immediately following fiscal year; and

As to any information contained in materials furnished pursuant to Section 6.02(c), CDII shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of CDII to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
Section 6.02  Certificates; Other Information.  Deliver to the Administrative Agent (except as provided in Section 6.02(a)):

(a)
concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a copy of the duly completed Compliance Certificate delivered pursuant to Section 6.02 of the Senior Credit Agreement;

(b)
promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(c)
promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)
promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)
promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f)
promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

(g)
promptly, and in any event within five Business Days after receipt or issuance thereof by any Loan Party or any Subsidiary thereof, copies of each amendment, material notice, or notice of default or termination related to (i) the Pemex Contract or (ii) the Senior Loan Documents;

(h)
within ten (10) days after each Interest Payment Date, beginning with the Interest Payment Date occurring on July 1, 2014, a calculation of the Liquidity of the Borrowers as of the last day of the previous fiscal quarter, signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes).

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b), (c), (d), or (e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 9.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting by it of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 6.03  Notices.  Promptly notify the Administrative Agent:

(a)	of the occurrence of any Default;
(b)	of the occurrence of any Default under the Senior Loan Documents;
(c)
of the occurrence of (i) any default under the Pemex Contract or (ii) any event under the Pemex Contract that could (A) reasonably be expected to result in the termination of the Pemex Contract or (B) allow Pemex Exploración Y Producción to terminate the Pemex Contract;

(d)
of any occurrence or event that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, if any of the same resulted in or could be reasonably be expected to result in a Material Adverse Effect, (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(e)	of the occurrence of any ERISA Event, upon the Borrower obtaining knowledge thereof;
(f)	of any material change in accounting policies or financial reporting practices by the Borrower and the Subsidiaries taken as a whole;
(g)
of the determination by the Registered Public Accounting Firm providing the opinion required under Section 6.01(a)(ii) (in connection with its preparation of such opinion) or the Borrower's determination at any time of the occurrence or existence of any Internal Control Event; and

(h)	any public offering of Equity Interests of the Borrower, each such notice to be delivered to the Administrative Agent not less than five Business Days after the occurrence of such event.
Each notice pursuant to this Section 6.03 other than Section 6.03(h) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
Section 6.04  Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

Section 6.05  Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 7.04 or 7.05 of the Senior Credit Agreement; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 6.06  Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.07  Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and, after the Lien Trigger Date, providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, except to the extent reasonable self insurance meeting the same standards is maintained.  Each Loan Party shall, after the Lien Trigger Date, cause the Administrative Agent to be named at all times as loss payee for the benefit of the Lenders in respect of each property or casualty insurance policy that such Loan Party is required to maintain under this Section with respect to the Collateral, and at all times as an additional insured party in respect of each liability insurance policy that such Loan Party is required to maintain under this Section.

Section 6.08  Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09  Books and Records.  (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

Section 6.10  Inspection Rights.  Permit representatives of the Administrative Agent and each Lender to visit and inspect its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and subject to applicable safety standards, applicable privilege and confidentiality restrictions, and restrictions of owners of such records or properties who are neither the Borrower nor any Subsidiary; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

Section 6.11  Use of Proceeds.  (a) Use the proceeds of the Credit Extensions made on the Closing Date to (i) pay fees and expenses incurred in connection with the foregoing, the entering into and funding of the Term Facility, and all related transactions and (ii) to provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries not in violation of any Law or of any Loan Document.

Section 6.12  Material Contracts.  Perform and observe all the terms and provision of each Material Contract to be performed and observed by it, maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms, except, in any case described in this Section 6.12, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 6.13  Collateral; etc.

(a)
After the Lien Trigger Date, with respect to any property (other than any Excluded Property) acquired after the Closing Date by any Loan Party, including without limitation pursuant to Section 7.02(h) of the Senior Credit Agreement, and any property that ceases to be Excluded Property promptly (i) execute and deliver to the Administrative Agent such amendments or addendums to the Security Documents or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property (subject only to applicable Permitted Liens and Liens granted under the Senior Security Documents), including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Administrative Agent, in each case within a reasonable time following the applicable requests of the Administrative Agent and receipt of applicable documents, if any.

(b)
After the Lien Trigger Date, with respect to any new Subsidiary (other than, (y) a Subsidiary that, promptly upon its formation incurs Indebtedness pursuant to Section 7.03(h) of the Senior Credit Agreement, to the extent such Subsidiary is prohibited under the documents governing such Indebtedness from taking any of the following actions and (z) in the case of clause (iii) below, a Foreign Subsidiary, and in the case of all clauses below, an Immaterial Foreign Subsidiary or an Excluded Foreign Subsidiary) created or acquired after the Closing Date, including without limitation pursuant to Section 7.02(h) of the Senior Credit Agreement, (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Immaterial Foreign Subsidiary or an Excluded Foreign Subsidiary), by any Loan Party, promptly (i) execute and deliver to the Administrative Agent such amendments or addendums to the Security Documents as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests of such new Subsidiary that is owned by such Loan Party (subject only to applicable Permitted Liens), (ii) to the extent not delivered pursuant to the Senior Security Documents, deliver to the Administrative Agent the certificates (if any) representing such Equity Interests, together with undated stock powers or share transfer forms, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, (iii) cause such new Subsidiary (A) to become a party to this Agreement and the Security Documents and (B) to take such actions necessary to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the collateral described in the Security Documents with respect to such new Subsidiary (subject only to applicable Permitted Liens and Liens granted under the Senior Security Documents), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, in each case within a reasonable time following the applicable requests of the Administrative Agent and receipt of applicable documents, if any.

(c)
After the Lien Trigger Date, with respect to (i) any new Excluded Foreign Subsidiary (other than (y) a Subsidiary that, promptly upon its formation incurs Indebtedness pursuant to Section 7.03(h) of the Senior Credit Agreement, to the extent the documents governing such Indebtedness prohibit the following actions and (z) an Immaterial Foreign Subsidiary) created or acquired after the Closing Date by any Loan Party, including without limitation pursuant to Section 7.02(h) of the Senior Credit Agreement, and (ii) any Excluded Foreign Subsidiary of a Loan Party which Subsidiary is existing on the Closing Date but whose Equity Interests are not subject to a "Foreign Pledge Agreement" (as defined in the Senior Credit Agreement), if such Excluded Foreign Subsidiary ceases to be an Immaterial Foreign Subsidiary, promptly (A) execute and deliver to the Administrative Agent such amendments or addendums to the Security Documents or such other documents as the Administrative Agent deems necessary and requests in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject only to applicable Permitted Liens and Liens granted under the Senior Security Documents) in the Equity Interests of such Subsidiary that is owned by the applicable Loan Party, (provided that in no event shall more than 66% of the total outstanding Equity Interests of any such Excluded Foreign Subsidiary be required to be so pledged), and (B) to the extent not delivered pursuant to the Senior Security Documents, deliver to the Administrative Agent the certificates (if any) representing such Equity Interests, together with undated stock powers or share transfer forms, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, in each case within a reasonable time following the applicable requests of the Administrative Agent and the receipt of any applicable documents.

Section 6.14  Governmental Authorizations.  If any filing, notice to, registration with, or consent or other action of any Governmental Authority is required to be made or obtained by the Borrower or any of its Subsidiaries under Law applicable to any of them to permit any Foreign Subsidiary to make payments on any intercompany note made by it or any Restricted Payments to any other Subsidiary or the Borrower, as applicable, promptly take such actions as are reasonably necessary to obtain permission for such Foreign Subsidiary to make such note payments or Restricted Payments without further Governmental Authority approval.

Section 6.15  Compliance with Environmental Laws.  In each case, to the extent that the failure to do or cause to be done any of the following actions would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:  (i) comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.16  Further Assurances.  Promptly upon request by, and receipt of any applicable information and documents from, the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) after the Lien Trigger Date, to the fullest extent permitted by applicable law and so long the granting of such liens would not cause a default or event of default to occur under the Senior Loan Documents, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) after the Lien Trigger Date, perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) after the Lien Trigger Date, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

Section 6.17  Lien Trigger.  Upon the occurrence of the Lien Trigger Date, the Borrower will use its best efforts to immediately (but in any event within 30 days) obtain the consent of the lenders under the Senior Credit Agreement to grant a security interest in the same collateral that secures the Senior Obligations, which security interest shall rank junior to the security interest that secures the Senior Obligations, provided that the Borrowers' grant of such security interest will be effective to secure the Obligations without the consent of the lenders under the Senior Credit Agreement if (i) the granting of such liens will not cause a default or event of default under the Senior Credit Agreement or (ii) Senior Obligations have been paid in full (other than contingent indemnification Obligations), unless such payment has been made in connection with the refinancing or replacement of the Senior Credit Agreement, in accordance with the terms hereof.

Section 6.18  Post-Closing Actions.  Promptly, but in any event within 90 days following the Closing Date (or such later date as extended by the Administrative Agent in its sole discretion), the Borrower shall enter into the Security Agreement with the Administrative Agent in substantially the same form as the Senior Security Agreement, provided that (i) the liens granted thereunder shall be junior to the liens under the Senior Security Agreement, (ii) such liens will not actually be granted until the Lien Trigger Date and (iii) the granting of such liens will not cause a default or event of default under the Senior Credit Agreement.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES
Section 7.01  Events of Default.  Any of the following shall constitute an Event of Default:

(a)
Non-Payment.  The Borrower or any other Loan Party fails to pay (i) within three days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (ii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)
Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03, 6.05, 6.10, 6.12, 6.17 or Section 6.18 and with respect to CDII only, Section 6.01 or (ii) after (A) the payment in full (other than contingent indemnification Obligations) of the Senior Obligations and (B) the termination of the Senior Credit Agreement (other than in connection with the refinancing or replacement of the Senior Credit Agreement, in accordance with the terms hereof), Article VII of the Senior Credit Agreement as in effect immediately prior to such termination, which is incorporated herein by reference.

(c)
Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days after the earlier of (i) the date on which the Borrower or such Loan Party obtains, or reasonably should have had, knowledge of such failure and (ii) the date on which the Borrower or such Loan Party receives notice thereof from the Administrative Agent; or

(d)
Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)
Cross-Default.  (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) the occurrence of any event or circumstance pursuant to the Senior Loan Documents that allows (or would have allowed to the extent the Senior Obligations have been paid in full (other than contingent indemnification Obligations)) the Senior Lenders to exercise remedies thereunder or declare the commitments thereunder to be terminated; or

(f)
Insolvency Proceedings, Etc.  (i) Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or (iii) any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)
Inability to Pay Debts; Attachment.  (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)
Judgments.  There is entered against the Borrower or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and (i) enforcement proceedings are commenced by any creditor upon such judgment or order, or (ii) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)
ERISA.  (i) An ERISA Event occurs that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to subject the Borrower or any Subsidiary to liability individually or in the aggregate in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)
Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(k)	Change of Control. There occurs any Change of Control;
(l)	Secured Indebtedness. The amount of any Indebtedness secured by a Lien (other than the Obligations) exceeds the Senior Cap; or
(m)
Amendment to Senior Loan Documents.  The Senior Loan Documents are amended, refinanced or replaced in any way without the consent of the Required Lenders that (i) increases the amount of Indebtedness under the Senior Loan Document to an amount in excess of the Senior Cap, (ii) increases the All-In Yield of the Senior Obligations by more than 200 basis point greater than the All-In Yield on the Closing Date (assuming the "Applicable Margin" (as defined in the Senior Credit Agreement) in the Senior Credit Agreement on the Closing Date is being calculated at the highest level possible in the Senior Credit Agreement), provided that the highest pricing level in the definition of "Applicable Margin" (as defined in the Senior Credit Agreement) shall not be measured against a Consolidated Leverage Ratio less than 5.00:1.00, (iii) amends Section 7.01(t) of the Senior Credit Agreement to decrease the amount of Indebtedness that can be secured by a Lien or (iv) amends Section 7.03(f) of the Senior Credit Agreement to permit less than $20,000,000 of an aggregate principal amount of unsecured Indebtedness.

Section 7.02  Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)	declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated; and
(b)
declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

provided, however, that upon the occurrence of an Event of Default under Section 7.01(f), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 7.03  Application of Funds.  After the exercise of remedies provided for in Section 7.02, any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders ((including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE VIII
ADMINISTRATIVE AGENT
Section 8.01  Appointment and Authority.

(a)
Each of the Lenders hereby irrevocably appoints ABC Funding, LLC, a Delaware limited liability company, to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions, other than the consultation rights expressly afforded the Borrower in Section 8.06.

(b)
After the Lien Trigger Date, the Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

Section 8.02  Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03  Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.02 or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 8.04  Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.06  Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 8.07  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08  Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 9.04) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 9.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 8.09  Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments, payment in full of all Obligations (other than contingent indemnification Obligations), (ii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted under the Senior Credit Agreement, hereunder or under any other Loan Document or (iii) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)
to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) of the Senior Credit Agreement;

(c)
to release any Borrower from its obligations under the Loan Documents if such Person ceases to be a Subsidiary of CDII as a result of a transaction permitted hereunder or under the Senior Credit Agreement; and

(d)	to release any Liens, or to release any Borrower from its obligations under the Loan Documents, in each case in accordance with Section 9.17.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Borrower from its obligations under the applicable Loan Documents pursuant to this Section 8.09.

ARTICLE IX
MISCELLANEOUS
Section 9.01  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)	amend, modify or waive any condition set forth in Section 4.01 or Section 4.02, without the written consent of each Lender;
(b)	extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 7.02) without the written consent of such Lender;
(c)
postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(d)
reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend Section Section 2.06(b);

(e)	change (i) Section 2.11 or Section 7.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)
change any provision of this Section or the definition of "Required Lenders," or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g)	release all or substantially all of the Collateral (other than as permitted by the Loan Documents) in any transaction or series of related transactions, without the written consent of each Lender;
(h)	release all or substantially all of the value of any Borrower (other than as permitted by the Loan Documents) without the written consent of each Lender;
(i)	impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;
and, provided further, that (i)  no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 9.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or any other Loan Document (and any amendment, waiver, consent or any other Loan Document which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), nor shall a Defaulting Lender's vote or status as a Lender be required in determining majority, unanimity or other condition or effect of any vote, except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 9.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
Section 9.02  Notices; Effectiveness; Electronic Communication.

(a)
Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.02; and
(ii)
if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)
Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)
Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)
Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent made pursuant to this Agreement may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.03  No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.04  Expenses; Indemnity; Damage Waiver.

(a)
Costs and Expenses.  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii)  all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)
INDEMNIFICATION BY THE BORROWER.  THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE) INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING THE TRANSACTION, OR, IN THE CASE OF THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF) AND ITS RELATED PARTIES ONLY, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (II) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE'S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR SUCH LOAN PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(c)
Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d)
Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)	Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)
Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the termination of the Loan Documents and the repayment, satisfaction or discharge of all the other Obligations.

Section 9.05  Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 9.06  Successors and Assigns.

(a)
Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment under the Term Facility and the Loans at the time owing to it under the Term Facility, no minimum amount need be assigned; and

(B)
in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an Eligible Assignee and members of its Assignee Group) each will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)
Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)
Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund.

(iv)
Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  For the avoidance of doubt, no part of any such processing and recordation fee shall be payable by or otherwise for the account of any Loan Party, directly or indirectly.  The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)
No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any of the Borrower's Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)
Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.02, and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  The assignor shall, if its entire Commitment was assigned, return each cancelled original Note of such assignor to the Borrower following a request therefor.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)
Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)
Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, a competitor of the Borrower (as defined below), or the Borrower or the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.  As used above, a "competitor" of the Borrower shall mean any Person principally engaged in the business of providing contracting services to others with respect to oil and/or gas exploration and production.  The Borrower shall, upon request of any Lender, advise such Lender as to whether the Borrower considers a proposed Participant to be a competitor.  Any such determination shall be made by the Borrower promptly and in good faith.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.02 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.
(e)
Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent, which consent shall constitute the express waiver by the Borrower of the foregoing limitation.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)
Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and all costs, fees and expenses related to any such pledge, including the release thereof, shall be for the sole account of such Lender (without, for the avoidance of doubt, direct or indirect reimbursement from any Loan Party).

(g)
Electronic Execution of Assignments.  The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)
Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.10(b)(ii).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.02), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained in this Section 9.06, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to its Granting Lender and (ii) disclose on a confidential basis as provided herein any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

Section 9.07  Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (and in each such case, such Person shall, if permitted by law, notify the Borrower of such occurrence as soon as reasonably practicable following the service of any such process on such Person), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.06(f), or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (i) as part of such Lender's or the Administrative Agent's normal reporting, rating or review procedure (including normal credit rating and pricing process), or to existing or prospective investors in connection with such Person's or any of its Affiliates' normal fundraising through private placement memoranda or information or reporting activities at a customary level of detail, provided that Information disclosed pursuant to this Section 9.07(i) shall consist of materials prepared by the Administrative Agent or its Affiliates that reference or are derived from the Information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential).

For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary, or any Affiliate of any of them, or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
Section 9.08  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest (including amounts not so denominated but deemed to be "interest" under applicable law) charged, paid, collected, taken, reserved, or agreed to be paid under any Loan Document shall not exceed the maximum amount or maximum rate of non-usurious interest permitted to be contracted for, charged, collected, reserved, taken or received by applicable Law (the "Maximum Amount" and the "Maximum Rate", as the case may be).  If the Administrative Agent or any Lender shall contract for, charge, collect, reserve, take or receive such interest in an amount that exceeds the Maximum Amount or calculated at the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower, and in no event shall any Person ever be liable for the payment of unearned interest on, or in respect or as a part of, the Obligations.  In determining whether the interest contracted for, charged, collected, reserved, taken or received exceeds the Maximum Amount or an amount calculated at the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.10  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of an original manually executed counterpart of this Agreement.

Section 9.11  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 9.12  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 9.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.13  Replacement of Lenders.  If (i) any Lender (A) requests compensation under Section 3.02 or (B) is a Defaulting Lender, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then in each case the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)	the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.06(b);
(b)
such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)
in the case of any such assignment resulting from a claim for compensation under Section 3.02, or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)	such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 9.14  Governing Law; Jurisdiction; Etc.

(a)	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)
SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)
WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)
SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 9.15  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.16  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, are arm's-length commercial transactions between the Borrower and its respective Affiliates, on the one hand, and the Administrative Agent, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person and (B) the Administrative Agent does not have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Administrative Agent does not have any obligation to disclose any of such interests to the Borrower or any of its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17  Collateral and Guaranty Matters.

(a)
Liens granted to or held by the Administrative Agent under any Loan Document shall be released as follows:  (i) with respect to all such Liens, upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification Obligations); (ii) with respect to any Lien on property that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document or under the Senior Credit Agreement, automatically upon such Disposition thereof; and (iii) with respect to any other Lien, and subject to Section 9.01, upon approval, authorization or ratification in writing by the Required Lenders of such release thereof.

(b)
Borrowers shall be released from their respective Obligations under the Loan Documents as follows:  (i) with respect to all Borrowers, upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification Obligations) (provided that the foregoing release shall not apply to any obligations that expressly survive the termination of the applicable Loan Document, repayment of the Obligations or termination of the Aggregate Commitments); (ii) with respect to any Person that ceases to be a Subsidiary of CDII as a result of a transaction permitted hereunder or under the Senior Credit Agreement, automatically upon such Person so ceasing to be a Subsidiary, and (iii) with respect to any other release of a Borrower, and subject to Section 9.01, upon approval, authorization or ratification in writing by the Required Lenders of such release thereof.

(c)
The Administrative Agent will, at the Borrower's expense, timely execute and deliver such documents and notices and take such other actions as the Borrower may reasonably request to evidence the release of any Lien or Borrower in accordance with this Section 9.17.

Section 9.18  USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

Section 9.19  CDII as Agent for Borrower.  Each Borrower hereby irrevocably appoints CDII as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (i) to provide Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loans and collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lenders shall not incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loans and the collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each Lender and hold each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lenders by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loans and collateral of Borrowers as herein provided or (b) the Lenders' relying on any instructions of Administrative Borrower.

Section 9.20  ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
CAL DIVE INTERNATIONAL, INC.

By:	/s/ Brent D. Smith
Name:	Brent D. Smith
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CAL DIVE OFFSHORE CONTRACTORS, INC.

By:	/s/ Brent D. Smith
Name:	Brent D. Smith
Title:	Executive Vice President, Chief Financial Officer and Treasurer

AFFILIATED MARINE CONTRACTORS, INC.

By:	/s/ Brent D. Smith
Name:	Brent D. Smith
Title:	Executive Vice President, Chief Financial Officer and Treasurer

FLEET PIPELINE SERVICES, INC.

By:	/s/ Brent D. Smith
Name:	Brent D. Smith
Title:	Executive Vice President, Chief Financial Officer and Treasurer

GULF OFFSHORE CONSTRUCTION, INC.

By:	/s/ Brent D. Smith
Name:	Brent D. Smith
Title:	Executive Vice President, Chief Financial Officer and Treasurer

CDI RENEWABLES, LLC

By:	/s/ Brent D. Smith
Name:	Brent D. Smith
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT:

ABC FUNDING, LLC, as Administrative Agent

By:	Summit Partners Credit Advisors, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Todd Hearle
Name:	Todd Hearle
Its:	Authorized Signatory

LENDERS:

SUMMIT PARTNERS CREDIT FUND, L.P. as a Lender

By:	Summit Partners Credit GP, L.P.
Its:	General Partner

By:	/s/ Todd Hearle
Name:	Todd Hearle
Its:	Authorized Signatory

SUMMIT PARTNERS CREDIT FUND A-1, L.P. as a Lender

By:	Summit Partners Credit A-1 GP, L.P.
Its:	General Partner

By:	/s/ Todd Hearle
Name:	Todd Hearle
Its:	Authorized Signatory

SUMMIT INVESTORS I, LLC, as a Lender

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Todd Hearle
Name:	Todd Hearle
Its:	Authorized Signatory

SUMMIT INVESTORS I (UK), L.P., as a Lender

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Todd Hearle
Name:	Todd Hearle
Its:	Authorized Signatory

Signature Page to Credit Agreement

SCHEDULE 2.01
COMMITMENTS AND APPLICABLE PERCENTAGES
LENDER	2014 LOAN COMMITMENT	2014 LOAN APPLICABLE PERCENTAGE	2015 LOAN COMMITMENT	2015 LOAN APPLICABLE PERCENTAGE
Summit Partners Credit Fund, L.P.	$7,069,804.51	70.698045100%	$7,069,804.52	70.698045200%
Summit Partners Credit Fund A-1, L.P.	$2,880,170.49	28.801704900%	$2,880,170.48	28.801704800%
Summit Investors I, LLC	$42,550.00	0.425500000%	$42,550.00	0.425500000%
Summit Investors I (UK), L.P.	$7,475.00	0.074750000%	$7,475.00	0.074750000%
TOTAL	$10,000,000.00		$10,000,000.00

Schedule 2.01

SCHEDULE 5.11

TAXES

Tax Sharing Agreements:

Tax Matters Agreement dated December 14, 2006 between Cal Dive International, Inc. and Helix Energy Solutions Group, Inc., a Minnesota corporation, a copy of which has been filed as an exhibit to the Cal Dive International, Inc. Form 10-K for the fiscal year ended December 31, 2006.

Schedule 5.11

SCHEDULE 9.02
AGENT'S OFFICE; CERTAIN ADDRESSES FOR NOTICES

If to Administrative Agent:
ABC Funding, LLC
222 Berkeley Street
Boston, Massachusetts 02116
Attention:	Todd D. Hearle
Telephone:	(617) 598-4801
Facsimile:	(617) 598-4906
E-mail:	THearle@summitpartners.com

with a copy (such copy not to constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
	Attention:	Christopher Butler, P.C.
	Telephone:	(312) 862-2298
	Facsimile:	(312) 862-2200
	E-mail:	Christopher.Butler@kirkland.com

If to Loan Parties:
Cal Dive International, Inc.
2500 City West Boulevard, Suite 2200
Houston, Texas 77042
Attention:	Mr. Brent D. Smith
Telephone:	(713) 361-2634
Facsimile:	(713) 243-2748
Email:	bsmith@caldive.com

with a copy to:

Jones Walker LLP
20 St. Charles Avenue, Floor 50
New Orleans, Louisiana 70170
	Attention:	Amy G. Scafidel
	Telephone:	(504) 582-8462
	Facsimile:	(504) 582-8583
	E-mail:	ascafidel@joneswalker.com

CAL DIVE INTERNATIONAL, INC. (FEIN 61-1500501)
CAL DIVE OFFSHORE CONTRACTORS, INC. (FEIN 76-0534878)
AFFILIATED MARINE CONTRACTORS, INC. (FEIN 73-1628678)
FLEET PIPELINE SERVICES, INC. (FEIN 71-0902104)
GULF OFFSHORE CONSTRUCTION, INC. (FEIN 71-0902106)
CDI RENEWABLES, LLC (FEIN 45-4894985)

Schedule 9.02

EXHIBIT A
FORM OF LOAN NOTICE
Date:  ___________, _____
To:            ABC Funding, LLC, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of June 27, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Cal Dive International, Inc., a Delaware corporation (the "Borrower"), the other Borrowers party thereto, the Lenders from time to time party thereto, and ABC Funding, LLC, as Administrative Agent.
The undersigned hereby requests (select one):
___ A Borrowing of [2014 Loans][2015 Loans]
(i)            On _________________________ (a Business Day).
(ii)            In the amount of $________________.
All conditions precedent to the making of the Borrowing set forth in Section 4.02(a) and (b) of the Credit Agreement have been satisfied.

CAL DIVE INTERNATIONAL, INC.

By:
Name:
Title:

Exhibit A to Credit Agreement

EXHIBIT B-1
FORM OF 2014 NOTE
Date:  ___________, _____
FOR VALUE RECEIVED, the undersigned (the " Borrowers") hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the 2014 Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 27, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among CAL DIVE INTERNATIONAL, INC., a Delaware corporation, CAL DIVE OFFSHORE CONTRACTORS, INC., a Delaware corporation, AFFILIATED MARINE CONTRACTORS, INC., a Delaware corporation, FLEET PIPELINE SERVICES, INC., a Delaware corporation, GULF OFFSHORE CONSTRUCTION, INC., a Delaware corporation and CDI RENEWABLES, LLC, a Delaware limited liability company, each lender from time to time party thereto, and ABC FUNDING, LLC, a Delaware limited liability company, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of such 2014 Loan from the date of such 2014 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lenders in Dollars in immediately available funds at the Administrative Agent's Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the 2014 Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this 2014 Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  2014 Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this 2014 Note and endorse thereon the date, amount and maturity of its 2014 Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this 2014 Note.

Exhibit B-1 to Credit Agreement

THIS 2014 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CAL DIVE INTERNATIONAL, INC.

By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

CAL DIVE OFFSHORE CONTRACTORS, INC.

By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

AFFILIATED MARINE CONTRACTORS, INC.

By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

FLEET PIPELINE SERVICES, INC.

By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer
GULF OFFSHORE CONSTRUCTIONS, INC.

By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

CDI RENEWABLES, LLC

By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

Signature Page to 2014 Note

EXHIBIT B-2
FORM OF 2015 NOTE
Date:  ___________, _____
FOR VALUE RECEIVED, the undersigned (the " Borrowers") hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the 2015 Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of June 27, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among CAL DIVE INTERNATIONAL, INC., a Delaware corporation, CAL DIVE OFFSHORE CONTRACTORS, INC., a Delaware corporation, AFFILIATED MARINE CONTRACTORS, INC., a Delaware corporation, FLEET PIPELINE SERVICES, INC., a Delaware corporation, GULF OFFSHORE CONSTRUCTION, INC., a Delaware corporation and CDI RENEWABLES, LLC, a Delaware limited liability company, each lender from time to time party thereto, and ABC FUNDING, LLC, a Delaware limited liability company, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of such 2015 Loan from the date of such 2015 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lenders in Dollars in immediately available funds at the Administrative Agent's Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the 2015 Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this 2015 Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  2015 Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this 2015 Note and endorse thereon the date, amount and maturity of its 2015 Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this 2015 Note.

Exhibit B-2 to Credit Agreement

THIS 2015 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CAL DIVE INTERNATIONAL, INC.
By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

CAL DIVE OFFSHORE CONTRACTORS, INC.
By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

AFFILIATED MARINE CONTRACTORS, INC.
By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

FLEET PIPELINE SERVICES, INC.
By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

GULF OFFSHORE CONSTRUCTIONS, INC.
By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer
CDI RENEWABLES, LLC
By:__________________________
Name:                Brent D. Smith
Title:                Executive Vice President, Chief
                Financial Officer and Treasurer

                                         Signature Page to 2015 Note

EXHIBIT C
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below   ([the][each, an]) "Assignor") and [the][each] Assignee identified in item 2 below ([the][each ,  an] "Assignee").  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Term Facility and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any]   Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] " Assigned Interest ").  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:   [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrowers:  Cal Dive International, Inc., Cal Dive Offshore Contractors, Inc., Affiliated Marine Contractors, Inc., Fleet Pipeline Services, Inc., Gulf Offshore Construction, Inc., and CDI Renewables, LLC

4. Administrative Agent: ABC Funding, LLC, as the administrative agent under the Credit Agreement

5. Credit Agreement:  Credit Agreement, dated as of June 27, 2013, among the Borrowers, the Lenders from time to time party thereto, and the Administrative Agent, as from time to time amended, supplemented or otherwise modified

6. Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of [2014][2015]Commitment/[2014][2015]Loans for all Lenders*	Amount of [2014][2015]Commitment / [2014][2015]Loans Assigned*	Percentage Assigned of [2014][2015]Commitment / [2014][2015]Loans
		$______________	$___________
		$______________	$___________
		$______________	$___________

7. [Trade Date:                      __________________]**

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

*   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

**   To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit C to Credit Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] *** Accepted:

ABC FUNDING, LLC, as
Administrative Agent

By:
Title:

*** To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Exhibit C to Credit Agreement

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower and any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower and any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi)  it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C to Credit Agreement